UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 16, 2007

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL	60085
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 2.05                                             Costs Associated With Exit or Disposal Activities

On April 18, 2007, NeoPharm, Inc. (the “Company”) completed an organizational realignment which resulted in a workforce reduction of fifteen (15) full-time positions, or approximately 42% of the workforce.  The Company estimates that the costs associated with termination benefits from this workforce reduction will consist of one-time termination benefits of $240,000 and contract termination benefits of $360,000.

This workforce reduction follows the Company’s report that additional Phase 3 clinical trials have been recommended for its lead drug product candidate, cintredekin besudotox, as a result of recent discussions with the FDA.  The Company is now focused on evaluating the best pathway forward for cintredekin besudotox, as well as evaluating its current portfolio of products.

A copy of a Press Release dated April 19, 2007, issued by the Company to announce, among other things, this action, is attached hereto as Exhibit 10.1.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 19, 2007, the Company issued a press release announcing that Dr. Jeffrey Sherman, Executive Vice President and Chief Medical Officer, and Mr. Timothy Walbert, Executive Vice President-Commercial Operations, would each be leaving the Company to pursue other opportunities.  The effective date of these departures has not been established, but each of the individuals has agreed to remain with the Company as an employee during a transition period.  The Company intends to begin a search for a suitable replacement for Dr. Sherman, but does not intend to fill Mr. Walbert’s position at this time.

A copy of the Press Release dated April 19, 2007 issued by the Company is attached hereto as Exhibit 10.1.

(c)           On April 16, 2007, the Company’s Directors appointed Laurence P. Birch, age 47, the Company’s current CEO and President, to the additional position of Acting Chief Financial Officer to serve in such capacity until a permanent chief financial officer can be engaged.  Mr. Birch will not receive any additional compensation in connection with his new role.  Mr. Birch’s prior business experience, as well as the terms of Mr. Birch’s existing Employment Agreement, are summarized in, and a copy of the Employment Agreement is attached as an Exhibit to, the Company’s Report on Form 8-K filed by the Company on March 27, 2007, which descriptions and Employment Agreement are incorporated by reference herein.

Since January 1, 2006, and except for his Employment Agreement with the Company, Mr. Birch has not been a party to any transaction with the Company and there are no family relationships between Mr. Birch and any of the Company’s executive officers or members of the Company’s Board of Directors.

Item 9.01.                                          Financial Statements and Exhibits

Exhibit 10.1                               Press Release issued by NeoPharm, Inc. dated April 19, 2007.

Exhibit 10.2                               Employment Agreement dated March 23, 2007, by and between NeoPharm, Inc. and Laurence P. Birch, is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company March 27, 2007 (File No. 001-12493).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and Chief Executive Officer

Dated:  April 19, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit Table

10.1	Press Release issued by NeoPharm, Inc. dated April 19, 2007.

10.2

Employment Agreement dated March 23, 2007, by and between NeoPharm, Inc. and Laurence P. Birch is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed March 27, 2007 (File No. 001-12493).